Exhibit 10.17

CONFIRMATION

TO: Beijing Champion Distance Education Technology Co., Ltd

We, Zhu Zhengdong and Yin Baohong, as the shareholders of Beijing Dongda Zhengbao Science and Technology Co., Ltd (hereafter “S&T Company”), hereby irrevocably make the following confirmation to Beijing Champion Distance Education Technology Co., Ltd (hereafter “Champion Company”) about the equity right of S&T Company we hold:

We, hereby confirm that our capital contribution of RMB 3,200,000.00 to S&T Company before May 1st, 2004 belong to part of the pledged equity according to the Equity Pledge Contract executed on May 1st, 2004.

Signature:	Zhu Zhengdong

Yin Baohong

Date:	March 25th , 2008